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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Northrop Grumman Corporation (the "Company") on Form S-3 and in Registration Statement No. 33-55143 of the Company on Form S-3 of our report dated February 7, 1996, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Los Angeles, California
April 11, 1996

                                 EXHIBIT 23.1